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                                                                   EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pulitzer Publishing Company on Form S-3 of our reports dated February 6, 1998 (July 17, 1998 as to paragraphs 1, 2, 3 and 5 of Note 2 and paragraphs 3 through 7 of Note 13; November 25, 1998 as to paragraph 4 of Note 2; and December 11, 1998 as to Note 17) appearing in the Current Report on Form 8-K of Pulitzer Publishing Company dated December 16, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


December 23, 1998